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                                                                   EXHIBIT 10.93

                              SECOND AMENDMENT TO
                   MASTER ENERGY EFFICIENCY SERVICES AGREEMENT
                                     BETWEEN
                          CITY OF SAN DIEGO, CALIFORNIA
                                       AND
                            ONSITE ENERGY CORPORATION

                                     Phase 2
 CAB and Central Power Facilities with Optional World Trade Center Cooling Tower
                   Mechanical and Lighting Efficiency Project

This Second Amendment to Master Energy Efficiency Services Agreement (this "Amendment") is made as of May ___, 2001, by and between Onsite Energy Corporation ("Onsite") and the City of San Diego, California ("Customer") (collectively, the "Parties") (capitalized terms used herein, unless otherwise defined, shall have the meanings ascribed thereto in the Master ESA, defined below), with reference to the following:

       A. Onsite and Customer entered into that certain Master Energy Efficiency Services Agreement dated as of November 22, 1999 (the "Master ESA"), whereby Onsite agreed to provide to Customer, or arrange for the provision of, certain ECMs at Customer's facilities (the "Project").

       B. Pursuant to the terms of the Master ESA, the Parties agreed to amend the Master ESA to implement the various phases of the Project. The Parties now desire to amend the Master ESA to implement Phase 2 of the Project. The Master ESA and this Amendment collectively shall be referred to herein as the "Agreement."

NOW, THEREFORE, for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the Parties agree as follows:

       1. PHASE 2 - SCOPE OF SERVICES: For Phase 2 only and subject to the provisions of this Amendment, the ECMs set forth on Exhibit 1 attached hereto and incorporated herein are to be installed, and the Work described in Exhibit 1 performed, at Customer's facilities listed on Exhibit 2 attached hereto and incorporated herein, which Customer owns (the "Facilities"). Comfort Levels (if applicable) for Phase 2 shall be determined during the Design/Review Phase. In accordance with the terms and conditions of the Master ESA, Onsite hereby assigns to Customer all manufacturers' warranties for all ECMs installed under this Amendment. The scope of the Work set forth in Exhibit 1 may be modified by Onsite and Customer in connection with the design reviews of the Work by Onsite and Customer consistent with the financial parameters of the Phase, all as set forth in Section II of the Master ESA. The financial parameters of Phase 2 are set forth in the proforma attached hereto as Exhibit 8; provided, however, that the Parties understand and agree that, notwithstanding anything to the contrary in Section II of the Master ESA, the proforma attached hereto as Exhibit 8 is for the scope of the Work set forth in Exhibit 1 and thus the proforma may be modified by the Parties as they modify and finalize the scope of the Work for Phase 2. Additionally, the Total Capital Cost set forth in Section 4 below is for the scope of the Work set forth in Exhibit 1, and the Total Capital Cost of Phase 2 will be modified and finalized by the Parties in connection with the design reviews so long as the Total Capital Cost shall not exceed the not-to-exceed amount of the Total Capital Cost set forth in Section 4 (unless otherwise agreed by the Parties).

       2. PHASE 2 - OPERATION AND ADMINISTRATIVE SERVICES: For Phase 2 only, Onsite will provide the operation and administrative services as set forth in Master ESA.


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       3. PHASE 2 - MEASUREMENT AND VERIFICATION: For Phase 2 only, in exchange for the M&V Fee set forth in Section 7 (which is included as part of the Fixed Payment), Onsite will provide the measurement and verification ("M&V") services as set forth on Exhibit 3 attached hereto and incorporated herein, in accordance with the plan set forth in Exhibit 3, and shall prepare and submit the SPC Documentation and the Energy Savings reports pursuant to Section IX of the Master ESA. On an annual basis, within ninety (90) days after the end of each Phase Period, Onsite will reconcile its actual costs of performing the M&V services pursuant to this Amendment, including but not limited to all direct third party costs and Onsite labor at Onsite's billing rates. If, on a cumulative basis throughout the term of this Amendment (the Phase Term) the M&V Fee paid by Customer is in excess of Onsite's reconciled costs, Onsite will promptly pay to Customer the difference. Customer shall not have the ability to offset succeeding payments pursuant to this Amendment for any such difference.

       4. PHASE 2 - CAPITAL COSTS:

          Energy efficiency retrofit includes:
          - Audit for Phase 2                   - Project Management
          - Applications/Design Engineering     - Utility Rebate/SPC/Incentive
          - Subcontract costs                      Payment Coordination
              (including labor and material)       (as applicable)


          TOTAL CAPITAL COST (NOT-TO-EXCEED)         $2,635,829

Onsite will provide a breakdown of the Total Capital Cost on a per building basis upon completion of the Design/Review Phase set forth in Exhibit 1.

As described in Section 1 above, the scope of the Work to be performed on Phase 2 will be finalized by the Parties during the design reviews. Accordingly, the Total Capital Cost set forth above is based on the current scope of the Work set forth on Exhibit 1, and the Parties understand and agree that the actual amount of the Total Capital Cost of Phase 2 will be finalized and agreed to by the Parties during the design reviews; provided, however, that the Total Capital Cost for Phase 2 shall not exceed the not-to-exceed amount of the Total Capital Cost set forth above, unless otherwise agreed by the parties.

The Phase Term of Phase 2 is eighty-four (84) months after the Phase Commencement Date for Phase 2.

       5. PHASE 2 - ESTIMATED ENERGY SAVINGS: $337,193/YEAR

              Estimated Energy Savings numbers are based upon the stipulated facility usage set forth on Exhibit 4 and utility rates set forth below:

              ENERGY RATE SCHEDULES

              CAB and Central Power Facilities       $0.1040 per kWh.*


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* The above energy rates are stipulated to increase at the rate of three and one-half percent (3.5%) annually beginning in the fourth Phase Period (that is, three (3) years after Substantial Completion) and continuing through the end of the Phase Term.

       Guaranteed Energy Savings factor per the Master ESA:       $337,193 X 90%

       6.     PHASE 2 - GUARANTEED ENERGY SAVINGS:                 $303,474/YEAR

       7.     PHASE 2 - FIXED PAYMENT (INCLUDING M&V FEE):

              $343,376.20/YEAR FOR FIRST YEAR

              $375,549.20/YEAR FOR NEXT SIX (6) YEARS (UNLESS OTHERWISE PROVIDED IN EXHIBIT 5)

              a. Payment of Fixed Payment. Notwithstanding anything to the contrary in the Master ESA (including but not limited to in Schedule C to the Master ESA), the Fixed Payment shall be payable in annual installments during each Phase Period. For Phase 2 only, as set forth on Exhibit 5 attached hereto and incorporated herein, Customer shall pay to Onsite the Fixed Payment for a period of seven (7) years via (i) one (1) annual payment of Three Hundred Forty-Three Thousand Three Hundred Seventy-Six and 20/100 Dollars ($343,376.20); and then (ii) six (6) annual payments of Three Hundred Seventy-Five Thousand Five Hundred Forty-Nine and 20/100 Dollars ($375,549.20) each. Unless otherwise provided in Exhibit 5, of each annual payment of the Fixed Payment for all Phase Periods after the first Phase Period, Three Hundred Forty-Three Thousand Three Hundred Seventy-Six and 20/100 Dollars ($343,376.20) is attributable to the Total Capital Cost of the Phase, and Thirty-Two Thousand One Hundred Seventy-Three Dollars ($32,173) is the M&V Fee and compensation for the Energy Savings guarantee. The first annual installment of the Fixed Payment is due within thirty (30) days of the Phase Commencement Date (unless otherwise agreed by the Parties), and each annual payment thereafter is due and payable by Customer on the same day of the same month of each following year.

              b. Lump Sum Payments. In addition to the Fixed Payment, Customer shall pay to Onsite lump sum payments of (i) Two Hundred Forty Thousand Dollars ($240,000) on or before January 1, 2002; and (ii) One Hundred Twenty Thousand Dollars ($120,000) on or before July 1, 2002. Customer may make these payments by endorsing the applicable checks for the RFP Incentive Payments (as defined in Section 9 below) other than the First RFP Payment (as defined in Section 9 below) to Onsite, or by directing SDG&E to pay the RFP Incentive Payments directly to Onsite on Customer's behalf.

       8. PHASE 2 - DISBURSEMENT AUTHORIZATIONS; PAYMENT OF FIRST RFP PAYMENT:
For Phase 2 only, upon each request of Onsite in accordance with the Construction Draw Schedule attached hereto as Exhibit 6 (as the same may be adjusted by the Parties as performance of the Work on Phase 2 progresses), Customer agrees to execute a Disbursement Authorization (substantially in the form attached hereto as Exhibit 7 and incorporated herein or as attached to the Escrow Agreement attached hereto as Exhibit 9, as the financing source may require) (each an "Authorization"), thereby authorizing the advance of funds by the financing source on Phase 2 to Onsite for the benefit of Customer. Customer acknowledges that all of the funds to be advanced by such financing source under this Amendment will be deposited in an escrow account. Because the financing source has advised both Onsite and Customer that Customer must be a party to any escrow agreement required to establish the escrow account, upon Onsite's request Customer agrees to execute and deliver to the financing source an Escrow Agreement substantially similar to


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the form attached hereto as Exhibit 9. Additionally, Customer shall pay to
Onsite the First RFP Payment (as defined in Section 9 below) either promptly upon receipt of the same by Customer by endorsing the applicable check therefor to Onsite, or by directing SDG&E to make the payment directly to Onsite on Customer's behalf.

       9. PHASE 2 - CUSTOMER INCENTIVE PAYMENT: See Exhibit 5 attached hereto and incorporated herein. As of the date of this Amendment, the Customer Incentive Payment is estimated to be as set forth on Exhibit 5 attached hereto and incorporated herein. As set forth in the Master ESA, the Customer Incentive Payment shall be one hundred percent (100%) of the Incentive Payments, calculated and payable as set forth in Section VII of the Master ESA; provided, however, that notwithstanding the foregoing, in the event the RFP Incentive Payments (as defined below) actually received by Customer are less than Six Hundred Thousand Dollars ($600,000), Customer hereby agrees that it shall pay or cause to be paid to Onsite an amount of the Customer Incentive Payment equal to such shortfall or difference, and further agrees that Incentive Payments and Customer Incentive Payment for purposes of this sentence shall mean payments under the SPC Program only (that is, excluding the RFP Incentive Payments). Notwithstanding anything to the contrary in the Master ESA, (i) the Parties agree that SPC Program shall be defined to include any utility incentive program, including the SPC Program as defined in the Master ESA; (ii) except as otherwise specified in this Section 9, Incentive Payments shall be defined as and include payments under the SPC Program and the RFP Incentive Payments (as defined below); and (iii) the Incentive Payments under the SPC Program that is applicable to a portion of the ECMs (the pumping system) to be installed under Phase 2 are payable as follows: (a) sixty percent (60%) of the aggregate of such Incentive Payments is due approximately upon completion of Phase 2 and submittal to and, if required, approval by SDG&E of the required SPC Documentation; and
(b) forty percent (40%) of the aggregate of such Incentive Payments is due approximately at the end of the first year after completion of Phase 2 and submittal and/or approval of the SPC Documentation, if required.

Additionally, under a proposal submitted by Customer and accepted by SDG&E in response to SDG&E's 2001 Energy Efficiency Programs Request for Proposals for Nonresidential Peak Load Reduction released on or about February 26, 2001, SDG&E has agreed to pay to Customer the sum of Six Hundred Thousand Dollars ($600,000) in incentive payments for the remaining portion of the ECMs (mechanical and lighting) to be installed under Phase 2 (the "RFP Incentive Payments"), the first forty percent (40%) of which is due approximately upon the start of implementation of the Phase (the "First RFP Payment") and is to be paid by Customer to Onsite in accordance with Section 8 above.

The Parties understand and agree that because the scope of the Work is subject to modification during the Design/Review Phase set forth in Exhibit 1, and thus the Total Capital Cost of the Phase also is subject to modification and finalization during the Design/Review Phase, the Parties will cooperate with each other to modify any provisions of or Exhibits to this Amendment that may require modification or revision in connection with or as a result of the finalization of the scope of the Work and Total Capital Cost.


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Except as otherwise amended herein, all other terms and conditions of the
Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the Parties have caused their duly authorized officers and agents to execute this Amendment as of the date first set forth above.

                                       Onsite:

                                       ONSITE ENERGY CORPORATION



Date: May ___, 2001                    By:
                                          --------------------------------------
                                          Richard T. Sperberg, President and CEO


                                       Customer:

                                       CITY OF SAN DIEGO, CALIFORNIA



Date: May ___, 2001                    By:
                                          --------------------------------------
                                          Name:
                                               ---------------------------------
                                          Title:
                                                --------------------------------



Attachments:

Exhibit 1  --  ECMs to be Installed (Scope of Work)
Exhibit 2  --  List of Facilities
Exhibit 3  --  Monitoring and Verification Plan
Exhibit 4  --  Stipulated Facility and Equipment Usage
Exhibit 5  --  Fixed Payment and Guaranteed Energy Savings/Customer Incentive
               Payment
Exhibit 6  --  Construction Draw Schedule
Exhibit 7  --  Form of Disbursement Authorization
Exhibit 8  --  Proforma for Phase 2
Exhibit 9  --  Form of Escrow Agreement


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